SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 26, 2001


                             EDISON MISSION ENERGY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   DELAWARE
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

               1-13434                            95-4031807
      (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER IDENTIFICATION NO.)


           18101 VON KARMAN AVENUE
             IRVINE, CALIFORNIA                        92612
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949)752-5588

                                NOT APPLICABLE
                  (FORMER NAME OR FORMER ADDRESS, IF CHANGED
                             SINCE LAST REPORT.)




Items 1 through 4 and 6, 8 and 9 are not included because they are not applicable.

Item 5. Other Events

Change in Corporate Domicile

         On October 26, 2001 (the "Effective Date"), Edison Mission Energy changed its corporate domicile from California to Delaware. This change in domicile was effected by means of a merger by and between the existing Edison Mission Energy, a California corporation ("EME California"), and Edison Mission Energy, a Delaware corporation newly formed for this purpose ("EME Delaware"), with EME Delaware as the sole surviving corporation. As a result, EME Delaware has succeeded to and assumed all rights and obligations of EME California, including its reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, the outstanding shares of EME Delaware's common stock are deemed to be registered under Section 12(g) of the Exchange Act and the outstanding 9-7/8% Cumulative Monthly Income Preferred Securities (Series A) and 8-1/2% Cumulative Monthly Income Preferred Securities (Series B) (collectively, the "Monthly Income Preferred Securities") are deemed to be registered under
Section 12(b) of the Exchange Act, in each case by operation of Rule 12g-3(a) thereunder.

         Apart from the change in its state of incorporation, the change in corporate domicile had no effect on Edison Mission Energy's business, management, employees, fiscal year, assets or liabilities, or locations of its facilities (including corporate headquarters), and did not result in any relocation of management or other employees. EME Delaware retained all of EME California's characteristics (other than its state of incorporation), including the same business operations, the same directors, officers and employees, and the same assets and liabilities. In addition, all of EME California's obligations under its contracts, agreements, guarantees, and outstanding debt securities were assumed by EME Delaware, including, without limitation, the 8.125% Senior Notes due 2002, the 10% Senior Notes due 2008, the 7.73% Senior Notes due 2009, and the 9.875% Senior Notes due 2011.

         On the Effective Date, each outstanding share of EME California's common stock was converted into one share of EME Delaware's common stock. Therefore, immediately following the change of corporate domicile, all of the outstanding common stock of EME Delaware continued to be owned by Mission Energy Holding Company, a Delaware corporation (which previously held all of the outstanding common stock of EME California). Thus, the change in corporate domicile has no effect upon the fact that Edison Mission Energy remains a wholly owned, indirect subsidiary of Edison International, nor does it have any effect upon Edison Mission Energy's corporate relationship with Southern California Edison, or any of the regulatory requirements to which Edison Mission Energy is subject. Specifically, the affiliate rules applicable to transactions previously in effect between Edison Mission Energy and Southern California Edison remain unaffected and will apply in the same fashion as they have in the past.

         Lastly, EME Delaware succeeded to EME California's role as the sole general partner of Mission Capital, L.P., a Delaware limited partnership ("Mission Capital"), and has assumed liability for all guarantees by EME California of Mission Capital's obligations to pay distributions and make other payments in respect of the Monthly Income Preferred Securities, both of which were issued by Mission Capital.

         The foregoing summary of Edison Mission Energy's change in corporate domicile does not purport to be a complete description and is qualified in its entirety by reference to the Agreement and Plan of Merger, dated October 11, 2001, by and between EME California and EME Delaware, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.   Exhibits

         2.1      Agreement and Plan of Merger

         3.1      Certificate of Incorporation of EME Delaware

         3.2      Bylaws of EME Delaware



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     EDISON MISSION ENERGY
                                          (Registrant)


                            By:      /s/ Raymond W. Vickers
                                ----------------------------------------
                                 Name:  Raymond W. Vickers
                                 Title: Senior Vice President and General
                                        Counsel



Date: October 29, 2001



                                 EXHIBIT INDEX

Table:            Exhibit:

2.1               Agreement and Plan of Merger

3.1               Certificate of Incorporation of EME Delaware

3.2               Bylaws of EME Delaware